Exhibit 99.1

Yongye International, Inc. Enters into Definitive Merger Agreement

BEIJING, September 23, 2013 — Yongye International, Inc. (NASDAQ: YONG) ("Yongye" or the "Company"), a leading developer, manufacturer and distributor of crop nutrient products in China, today announced that the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Full Alliance International Limited (“Holdco”), a British Virgin Islands company, Yongye International Limited (“Parent”), a Cayman Islands exempted company with limited liability, and Yongye International Merger Sub Limited, a Nevada corporation and a wholly-owned, direct subsidiary of Parent (“Merger Sub”).

Subject to satisfaction of the Merger Agreement’s terms and conditions, upon consummation of the merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement, upon completion of the Merger, each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the Merger (the “Shares”) will be converted into the right to receive US$6.69 in cash without interest, except for (i) Shares owned by Holdco, Parent and Merger Sub, including shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, immediately prior to the effective time of the Merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, and (ii) Shares held by the Company or any subsidiary of the Company ((i) and (ii) collectively, the “Excluded Shares”), which will be cancelled and cease to exist as of the effective time of the Merger. The offer represents a premium of 39.7% over the closing price of the Company’s common stock of US$4.79 per share on October 12, 2012, the last trading day prior to the Company’s announcement of its receipt of a “going-private” proposal.

Mr. Zishen Wu and Lead Rich International Limited will provide cash equity financing of US$12 million and US$15 million, respectively, for the Merger on the terms and subject to the conditions in the equity commitment letters provided by them in connection with the Merger.

Parent has secured (i) senior debt financing for the Merger of up to US$214 million from China Development Bank Corporation, Inner Mongolia branch and (ii) mezzanine debt financing for the Merger of US$35 million from Lead Rich International Limited. Abax Global Capital (Hong Kong) Limited and its affiliates are not participating in the transactions contemplated by the Merger Agreement and have terminated the consortium agreement previously entered into with Mr. Zishen Wu, Holdco and MSPEA Agriculture Holding Limited.

The Company's Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised solely of independent and disinterested directors (the “Special Committee”), approved and adopted the Merger Agreement and has recommended that the Company's stockholders vote to approve the Merger Agreement. The Special Committee negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

The transaction, which is currently expected to close before the end of the first fiscal quarter of 2014, is subject to the approval of the Merger Agreement by the (i) affirmative vote of the holders of at least a majority of the issued and outstanding Shares and preferred shares, voting together as a single class, with the number of votes the holders of preferred shares shall be entitled to vote equal to the number of Common Shares into which such preferred shares are convertible, as determined in accordance with the articles of incorporation of the Company, (ii) affirmative vote or consent of the holders of at least a majority of the issued and outstanding preferred shares and (iii) affirmative vote of the holders of at least a majority of the issued and outstanding Shares (other than the Excluded Shares).

The Company will schedule a special meeting of its stockholders (the “Special Meeting”) for the purpose of voting on the approval of the Merger Agreement. If completed, the Merger will result in the Company becoming a privately held company and its shares will no longer be listed on The NASDAQ Global Market.

Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee. Cleary Gottlieb Steen & Hamilton LLP is serving as U.S. legal advisor to the Special Committee. Loeb & Loeb LLP is serving as U.S. legal advisor to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is serving as U.S. legal advisor to Mr. Zishen Wu and Full Alliance International Limited. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as U.S. legal advisor to MSPEA Agriculture Holding Limited. Weil, Gotshal & Manges LLP is serving as U.S. legal advisor to Lead Rich International Limited. Akin Gump Strauss Hauer & Feld LLP is serving as U.S. legal advisor to Houlihan Lokey Capital, Inc.

Additional Information about the Transaction

The Company will file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K regarding the transaction, which will include the Merger Agreement and related documents. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

The Company will file a proxy statement with the SEC in connection with the Special Meeting to approve the proposed Merger with Merger Sub, pursuant to which the Company would be acquired by Parent. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with the SEC as soon as practical. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, telephone: +86 10 8231 8866. E-mail: ir@yongyeintl.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This announcement is also not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed Merger go forward.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China.  Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2012.  The Company also produces powder animal nutrient product which is mainly used for dairy cows.  Both products are sold under the trade name "Shengmingsu", which means "life essential" in Chinese.  The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops.  The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors.  For more information, please visit the Company's website at www.yongyeintl.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this announcement may be viewed as "forward-looking statements" within the meaning of Section 27A of U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance, financial condition or results of operations of the Company to be materially different from any future performance, financial condition or results of operations implied by such forward-looking statements.  Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2012, as amended. The accuracy of these statements may be affected by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated.  The Company undertakes no ongoing obligation, other than that imposed by law, to update these statements.

This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; adoption of the Merger Agreement by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC.

Contacts:

Yongye International, Inc.
Ms. Kelly Wang
Finance Director – Capital Markets
Phone: +86-10-8231-9608
E-mail: ir@yongyeintl.com

Ms. Rain Xia
Business Associate
Phone: +86-10-8232-8866 x 8827
E-mail: ir@yongyeintl.com

FTI Consulting
Mr. John Capodanno (U.S.)
Phone: +1-212-850-5705
E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (Beijing)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com